Hovnanian Enterprises, Inc.

Transaction Summary











Hovnanian Enterprises, Inc.

Note: All statements in this presentation that are not historical facts should be considered as "Forward-Looking Statements" within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company's goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company's operations and activities imposed by the agreements governing the Company's outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company's business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company's controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.

Transaction Summary

- The Company has launched an exchange offer (the "Exchange") for any and all of its 10.0% / 10.5% Senior Secured Notes, which was further amended on April 23, 2018. Under the amended terms:
  - Exchange participants will receive 140% of the principal amount of their exchanged bonds in the form of principal amount of new 3.0% Senior Unsecured Notes maturing in April 2047
  - 10% Senior Secured Noteholders that participate in the Exchange will also be required to consent to eliminate restrictions on our use of cash for repayment or repurchases of our unsecured debt and refinancings thereof
  - The Exchange requires a minimum participation level of $50 million
    - Condition must be satisfied by the early tender deadline to consummate the Exchange

- The transaction continues to transform the Company's balance sheet and offers the following benefits:
  - Annual cash interest savings of approximately $3 million[(1)]
  - An estimated gain on extinguishment of debt of approximately $32 million[(1)]
  - Further enhances capital structure through long term, attractively priced capital
  - Creates secured debt capacity
  - If requisite consents received, eliminates restrictive covenant on use of cash

(1) Assumes $50 million minimum required Exchange participation equally split between the 10.0% / 10.5% Senior Secured Notes.

Pro Forma Maturity Profile
(Assuming $50 Million Minimum Required Exchange Participation Equally Split)

Hovnanian Enterprises, Inc.



Existing - After Refinancing of Unsecured Notes and Secured Term Loan
($ in millions)
$25
$25
$440
$400
$52 (1)
$26 (2)
$75
$195
$125 (4)
$91
$199 (3)
$90
Q1 '18 Q2 '18 Q3 '18 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 Q4 '23 Q1 '24 Q2 '24 Q3 '24 Q4 '24 Q1 '25 Q2 '25 Q3 '25 Q4 '25 Q1 '26 Q2 '26 Q3 '26 Q4 '26 Q1 '27 Q1 '40 Q2 '47
Old Secured Group
New Secured Group
Unsecured
Unsecured Term Loan
Senior Secured Revolver/Term Loan
Pro Forma for Exchange Offer
($ in millions)
$50 X 1.40
$415
$375
$52 (1)
$26 (2)
$75
$195
$125 (4)
$91
$199 (3)
$90
$70
Q1 '18 Q2 '18 Q3 '18 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 Q4 '23 Q1 '24 Q2 '24 Q3 '24 Q4 '24 Q1 '25 Q2 '25 Q3 '25 Q4 '25 Q1 '26 Q2 '26 Q3 '26 Q4 '26 Q1 '27 Q1 '40 Q2 '47
Old Secured Group
New Secured Group
Unsecured
Unsecured Term Loan
Senior Secured Revolver/Term Loan

Note: Shown on a calendar year basis, at face value.
Note: Excludes non-recourse mortgages.
[1] Partially matures in June 2018 with balance maturing in September 2018.
[2] $26 million of 8.0% senior notes held by wholly owned subsidiary.
[3] $66 million use of 5.0% additional term loan commitment to refinance certain remaining 8.0% senior notes.
[4] Becomes a term loan in December 2019 with final maturity in December 2022.

Hovnanian Enterprises®, Inc.